Exhibit 99.1

FOR IMMEDIATE RELEASE

Yum! Brands Completes Sale of Pizza Hut China to Yum China Holdings

Sale of Pizza Hut, excluding Mainland China, to LongRange Capital remains on track to close this month

LOUISVILLE, Ky., August 7, 2026 — Yum! Brands, Inc. (NYSE: YUM) (“Yum!” or the “Company”) today announced the completion of the sale of Pizza Hut in Mainland China (“Pizza Hut China”) to Yum China Holdings, Inc. (NYSE: YUMC; HKEX: 9987) (“Yum China”), for $1.2 billion.

The transaction with Yum China represents one of two previously announced definitive agreements to sell Pizza Hut for $2.7 billion in the aggregate, subject to certain purchase price adjustments relating to the sale of the Pizza Hut business outside of Mainland China.

Yum!’s transaction to sell Pizza Hut, excluding Mainland China, to LongRange Capital remains on track to close this month, subject to customary closing conditions, including receipt of required regulatory approvals.

About Yum! Brands

Yum! Brands, Inc. and its subsidiaries franchise or operate more than 58,000 restaurants in 155 countries and territories under its iconic brands — KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. KFC, Taco Bell and Pizza Hut are global leaders in the chicken, Mexican-inspired food and pizza categories, respectively. Habit is a fast-casual concept known for fresh, cooked-to-order food.

Fueled by Yum!’s Recipe for Good Growth, KFC, Taco Bell and Pizza Hut led Entrepreneur's 2026 Franchise 500 rankings and its Top Global Franchises 2025 list. In 2026, Yum!’s unrivaled culture and talent led it to be named one of TIME magazine’s list of Best Companies for Future Leaders for the third consecutive year.

Forward-Looking Statements

This announcement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the anticipated consummation of the sale of the Pizza Hut business outside Mainland China. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns, including the impact of the July 2026 cyclospora outbreak; the impact of such outbreak on sales and pace of recovery; adverse impacts of public health conditions or other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that the sale of the Pizza Hut business will not close within the anticipated timeframe, or at all, or that we may not be able to realize the anticipated benefits of the sale of the Pizza Hut business; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the expansion or threatened expansion of restrictive trade policies and increasing anti-American sentiment; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy, data protection and emerging technology legal requirements; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce and delivery platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or non-compliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and interest rate conditions; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Analysts are invited to contact:

Matt Morris, Head of Investor Relations, at 888/298-6986

Members of the media are invited to contact:

Lori Eberenz, Director of Public Relations, at 502/874-8200

High-resolution images are available in the Yum! Brands Media Library

Source: Yum! Brands, Inc.